EXHIBIT 10.26


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                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                      APPLE SUITES REIT LIMITED PARTNERSHIP

         This LIMITED PARTNERSHIP AGREEMENT (the "Partnership Agreement") is made as of August 30, 1999, by and between Apple Suites General, Inc., a Virginia corporation, the general partner ("General Partner"), and Apple Suites LP, Inc., a Virginia corporation, the limited partner ("Limited Partner").

                                  INTRODUCTION

         A. The General Partner and the Limited Partner (collectively, the "Partners") have agreed to form a limited partnership (the "Partnership") pursuant to the provisions of the Virginia Revised Uniform Limited Partnership Act (the "Act"). The existence of the Partnership shall commence upon the filing of a certificate of limited partnership with the State Corporation Commission of Virginia (the "Commission").

         B. The rights, duties and obligations of the Partners shall be governed by the Act except as otherwise provided in this Partnership Agreement. The term "Person," as used herein, means an individual or an entity.

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

         1.1 NAME. The name of the Partnership is Apple Suites REIT Limited Partnership. The Partnership may trade or transact business under such other names as may be selected by the General Partner.

         1.2 PURPOSE. The purpose of the Partnership is to acquire, hold, operate and in all respects act as owner of the hotel property or properties more specifically described on Exhibit A hereto, and to engage in any and all activities that are related or incidental thereto, or that are agreed to by the Partners from time to time. Notwithstanding the foregoing, the Partnership's activities shall be limited and conducted as necessary to ensure that Apple Suites, Inc., a Virginia corporation and shareholder of each of the Partners ("Apple Suites REIT"), will qualify at all times as a real estate investment trust ("REIT") under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.3  FILINGS.

                  (a) The Partnership has filed a certificate of limited partnership with the Commission pursuant to Section 50-73.11 of the Code of Virginia (the "Certificate").

                  (b) The Certificate designates 306 East Main Street, Richmond, Virginia 23219 as the office where records of the Partnership are kept (the "Principal Office"). The Certificate designates Martin B. Richards, Esquire, as the registered agent at the following



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registered  office: c/o McGuire,  Woods,  Battle & Boothe LLP, One James Center,
901 East Cary Street, Richmond, Virginia 23219

                                   ARTICLE II
                                   MANAGEMENT

         2.1 THE GENERAL PARTNER. The General Partner shall have the sole and exclusive right, duty and power to manage the business of the Partnership, including, without limitation, the right and power to:

                  (a) acquire, hold, sell, maintain, encumber, improve, develop or lease the Partnership's property, whether real or personal, and any interest therein on such terms and conditions as the General Partner deems advisable.

                  (b) borrow money on behalf of the Partnership, secure any such borrowings with assets of the Partnership, and repay the same at any time or from time to time;

                  (c) establish investment accounts for the Partnership and deposit and withdraw funds in or from such accounts;

                  (d) assign, compromise or release any claim of, or debt due to, the Partnership;

                  (e) institute and defend actions at law or in equity on behalf of the Partnership and consent to arbitrate any disputes or controversies of the Partnership;

                  (f) engage and retain accountants, lawyers and other professionals to perform services for the Partnership, and purchase such goods and other services as may be required to conduct the business of the Partnership; and

                  (g) enter into such contracts and perform such other acts as may be necessary to further the business of the Partnership.

         2.2 LIMITATIONS ON POWER AND AUTHORITY. Notwithstanding anything to the contrary in this Partnership Agreement, the General Partner's rights, authority and power are subject to and limited by certain provisions of the Bylaws of the Apple Suites REIT (including, without limitation, Article XIII thereof), and actions described in such Bylaws may only be undertaken in compliance with such provisions (including, without limitation, those provisions of Article XIII relating to consents that are required to be obtained).


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                                   ARTICLE III
                                LIMITED PARTNERS

         3.1  PARTICIPATION  IN  MANAGEMENT.   The  Limited  Partner  shall  not
participate in the management or control of the business of the Partnership, and shall have no power to sign for or bind the Partnership.

                                   ARTICLE IV
                   CAPITAL; PROFITS AND LOSSES; DISTRIBUTIONS

         4.1 CAPITAL CONTRIBUTIONS. Each of the Partners has contributed to the capital of the Partnership the property set forth on Exhibit B hereto. The Partners shall not be required to make any additional capital contributions except as required by law, but the Partners may make such additional contributions of cash or property as they may mutually agree. No Partner shall have any right to require the return of all or any part of its capital, or to receive interest with respect thereto.

         4.2 CAPITAL ACCOUNTS. A separate capital account ("Capital Account") shall be maintained for each Partner. The value of each Capital Account shall be the sum of the cash contributions to the account, the agreed upon value of contributions of property to the account and the share of Partnership profits allocated to the account, less all distributions made from the account and the share of Partnership losses allocated to the account.

         4.3 PROFITS AND LOSSES. The net profits and net losses of the Partnership for any period (except for the profits and losses upon dissolution) shall be credited or charged to the Capital Accounts of the Partners in the percentages set forth on Exhibit B under the heading "Partners Percentages," as the same may be amended from time to time (the "Partners Percentages").

         4.4  DISTRIBUTIONS.  Any cash  which,  in the  opinion  of the  General
Partner, is not reasonably required for the operation of the business of the Partnership or for Partnership reserves (other than amounts distributed upon dissolution) shall be distributed to the Partners in accordance with the Partners Percentages not less frequently than each calendar quarter. Other distributions of assets may be made form time to time in the same manner.

         4.5 REIT DISTRIBUTIONS. Notwithstanding anything to the contrary in this Agreement, the General Partner shall cause the Partnership to distribute amounts sufficient to enable the Apple Suites REIT to pay dividends to shareholders so that the Apple Suites REIT will (a) meet the distribution requirements for qualification as a REIT as set forth in Section 857(a)(i) of the Code; and (b) avoid any Federal income or excise tax liability imposed by the Code.

         4.6  LOANS.  A loan  by a  Partner  to  the  Partnership  shall  not be
considered  a  capital   contribution  and  shall  be  repaid  as  debt  of  the
Partnership.


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                                    ARTICLE V
                                 INDEMNIFICATION

         5.1 REQUIREMENT. The Partnership shall indemnify each Partner, and each director and officer of a Partner (an "Indemnified Person"), against any and all liabilities and expenses (including but not limited to reasonable legal fees and costs) arising directly or indirectly from any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, that is brought or threatened against an Indemnified Person solely because such Indemnified Person served as a Partner or as a director or officer of a Partner, or served at the request of the Partnership as a fiduciary for an employee benefit plan or other plan related to the business of the Partnership. Notwithstanding the foregoing, the Partnership shall not be required to indemnify a Partner, or a director or officer of a Partner, against any liabilities or expenses arising from any breach of this Partnership Agreement, willful misconduct or knowing violation of law.

         5.2 RELATED ACTIONS. The Partnership shall promptly make advances or reimbursements for reasonable expenses (including but not limited to reasonable legal fees and costs) incurred by a Partner, or a director or officer of a Partner, claiming indemnification under this Article unless it has been determined that such Partner, director or officer is not entitled to indemnification. Advances or reimbursements made prior to such determination shall be conditioned upon the Partnership's receipt of a written undertaking by the Partner, director or officer claiming indemnification to repay the amount of such advances or reimbursements if it is ultimately determined that such Partner, director or officer is not entitled to indemnification.

                                   ARTICLE VI
                              EVENTS OF DISSOLUTION

         6.1 EVENTS OF DISSOLUTION. The Partnership shall only be dissolved:

                  (a) upon the election of the General Partner;

                  (b) at such time as there is no General Partner serving unless, within ninety (90) days, the Limited Partner consents to continue the business of the Partnership and appoints one or more General Partners;

                  (c) upon automatic cancellation of the certificate of limited partnership for failure to pay annual registration fees, unless steps are taken promptly to obtain reinstatement; or

                  (d) by judicial decree.

                                   ARTICLE VII
                     DISSOLUTION, WINDING UP AND TERMINATION

         7.1 GENERAL. Upon dissolution without continuation, the business of the Partnership shall be wound up by the General Partner or, if there is no General Partner, by a representative


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designated  by the  Limited  Partner  (either  of which  or whom is  hereinafter referred to as the "Liquidating Representative"). The Liquidating Representative shall proceed with reasonable promptness to liquidate the business and assets of the Partnership and may determine whether, and to which Partners, properties should be distributed in kind. Partnership assets shall be distributed in the following order:

                  (a) to creditors of the Partnership, including Partners who are creditors, in the order of priority provided by law;

                  (b) to the creation of such reserves for contingencies as the Liquidating Representative may deem necessary or advisable;

                  (c) to the Limited Partner to the extent of its contribution to capital;

                  (d) to the General Partner to the extent of its contribution to capital;

                  (e) to the Partners, General and Limited, according to their Capital Account balances, after all adjustments.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 BOOKS OF ACCOUNT AND RECORDS. The Partnership shall keep complete books of account at the Principal Office and such books shall be open to examination by the Partners, the Apple Suites REIT and the authorized representatives of each of them during normal business hours. The books shall be kept on a cash or accrual basis, as determined by the General Partner.

         8.2 TAX COMPLIANCE. Notwithstanding anything to the contrary contained in this Partnership Agreement, all actions taken in the conduct of the business of the Partnership, or on its dissolution, shall comply with the provisions of
Section 704 of the Code and the Regulations thereunder. The General Partner shall be the "Tax Matters Partner" required by the Code.

         8.3 POWER OF ATTORNEY. The Limited Partner hereby appoints the General Partner as its attorney-in-fact, or agent, to execute, acknowledge, deliver and file in its name any document required by law to be filed by the Partnership or the Limited Partner with any governmental body or agency. Any such appointment is a special power, coupled with an interest, and shall remain in effect as long as the Partner granting it has any interest in the Partnership or remains responsible for any obligations under this Partnership Agreement.

         8.4 COUNTERPARTS. This Partnership Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         8.5 AMENDMENTS. This Partnership Agreement may be amended only with the written consent of the General Partner and the Limited Partner.



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         8.6 THIRD  PARTIES;  SUCCESSORS AND ASSIGNS.  The agreements  contained herein are for the benefit of the parties hereto and their permitted successors and assigns and are not for the benefit of any third parties, such as, without limitation, creditors of the Partnership.

         8.7 HEADINGS. The section headings in this Partnership Agreement are included for convenience only and shall not affect the interpretation of this Partnership Agreement.

         8.8 INTERPRETATION. This Partnership Agreement is executed and delivered in the Commonwealth of Virginia and shall be construed and enforced in accordance with its laws, without regard to any choice of law rules to the contrary.

WITNESS the following signatures:

General Partner:                           APPLE SUITES GENERAL, INC.

                                           By:   /s/ Stanley J. Olander, Jr.
                                                 ---------------------------
                                                 Stanley J. Olander, Jr.
                                                 Secretary



Limited Partner:                          APPLE SUITES LP, INC.

                                          By:   /s/ Stanley J. Olander, Jr.
                                                ----------------------------
                                                Stanley J. Olander, Jr.
                                                Secretary


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                                    EXHIBIT A
                            (Description of Property)

         The real and personal property currently known as the Homewood Suites(R) Dallas - Addison, which is located on a 3.5 acre site at the following address: 4451 Beltline Road, Addison, Texas 75244.

         The real and personal property currently known as the Homewood Suites(R) Dallas - Irving/Las Colinas, which is located on a 3.4 acre site in the La Colinas Urban Center at the following address: 4300 Wingren, Irving, Texas 75039.

         The real and personal property currently known as the Homewood Suites(R) Dallas - Plano, which is located on a 2.667 acre site in the Preston Park Business Center at the following address: 4705 Old Sheppard Place, Plano, Texas 75093.


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                                    EXHIBIT B
                             (Capital Contributions)

                         Name and                      Capital                   Partners
                         Business Address              Contributions             Percentages
                         ----------------              -------------            -------------
GENERAL PARTNER:        Apple Suites General, Inc.         $1.00                      1%
                        306 East Main Street
                        Richmond, Virginia  23219

LIMITED PARTNER:        Apple Suites LP, Inc.              $99.00                    99%
                        306 East Main Street
                        Richmond, Virginia  23219
